UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01          Other Events

On June 21, 2010, ITT Corporation (the “Company”) entered into a definitive agreement to purchase Godwin Pumps of America, Inc. (“Godwin Pumps”).  The purchase price is $585 million.  Godwin Pumps is a leading supplier of automatic self-priming portable pumps used in the growing markets for drainage pump rental, services and sales serving the global industrial, construction, mining, municipal, oil and gas segments.  The transaction is expected to close in the third quarter of 2010, pending customary regulatory approvals.

On June 21, 2010, the Company issued a press release relating to the transaction.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits

99.1  Press Release issued by ITT Corporation, dated June 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

		By:	/s/ Burt M. Fealing
Burt M. Fealing

		Its:	Vice President and Corporate Secretary
(Authorized Officer of Registrant)

Date:	June 21, 2010

EXHIBIT INDEX

99.1  Press Release issued by ITT Corporation, dated June 21, 2010.